Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

RGC Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered & Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(o)(1)	(2)	(2)	$33,000,000	0.00011020	$3,636.60

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward	Equity	Common Stock	415(a)(6)(3)	—	—	$6,100,000	—	—	S-3	333-236275	2/14/2020	$791.78

Carry Forward	Equity	Common Stock	415(a)(6)(3)	—	—	$900,000	—	—	S-3	333-219876	8/23/2017	$116.82

	Total Offering Amounts					$40,000,000		$3,636.60

	Total Fee Offsets							0

	Net Fee Due							$3,636.60

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	An indeterminate number of shares of Common Stock is being registered as may from time to time be offered hereunder at indeterminate prices.
(3)

This registration statement includes $7,000,000 of securities that were previously registered on the Registration Statement on Form S-3 (File No. 333-236275), which was initially filed on February 5, 2020 and became effective on February 14, 2020 (the “Prior Registration Statement”), and remain unsold, of which $900,000 were originally registered on the Registration Statement on Form S-3 (File No. 333-219876) initially filed on August 10, 2017. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the fee previously paid by the registrant with respect to such unsold securities will continue to be applied to such securities and no additional fee is due with respect to such securities in connection with the filing of this registration statement. In accordance with Rule 415(a)(6), the Prior Registration Statement will be deemed terminated upon effectiveness of this registration statement.